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                                                                    Exhibit 10.2
                                      LEASE

                                 BY AND BETWEEN

                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                  ("Landlord")

                                       AND

                               SEQUOIA IMAGING LLC

                                   ("Tenant")

                            Multi-tenant Office Lease
                                  for Maryland


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                                TABLE OF CONTENTS

1.     TERMS ..................................................................3

2.     DELIVERY OF POSSESSION .................................................1

3.     PAYMENT OF RENT ........................................................4

4.     SECURITY DEPOSIT .......................................................4

5.     USES ...................................................................5

6.     LATE CHARGES ...........................................................6

7.     REPAIRS AND MAINTENANCE ................................................7

8.     UTILITIES AND SERVICES .................................................7

9.     COST OF SERVICES AND UTILITIES .........................................9

10.    PROPERTY TAXES ........................................................11

11.    TENANT'S INSURANCE ....................................................13

12.    LANDLORD'S INSURANCE ..................................................14

13.    DAMAGE OR DESTRUCTION .................................................14

14.    MACHINES AND EQUIPMENT; ALTERATIONS AND ADDITIONS:
       REMOVAL OF FIXTURES ...................................................15

15.    ACCEPTANCE OF PREMISES ................................................16

16.    TENANT IMPROVEMENTS ...................................................17

17.    ACCESS ................................................................17

18.    WAIVER OF SUBROGATION .................................................17

19.    INDEMNIFICATION .......................................................18

20.    ASSIGNMENT AND SUBLETTING .............................................18

21.    ADVERTISING ...........................................................19


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22.    LIENS .................................................................19

23.    DEFAULT ...............................................................20

24.    SUBORDINATION .........................................................24

25.    SURRENDER OF POSSESSION ...............................................24

26.    NON-WAIVER ............................................................25

27.    HOLDOVER ..............................................................25

28.    CONDEMNATION ..........................................................25

29.    NOTICES ...............................................................26

30.    MORTGAGEE PROTECTION ..................................................26

31.    COSTS AND ATTORNEYS' FEES .............................................26

32.    BROKERS ...............................................................26

33.    LANDLORD'S LIABILITY AND DEFAULT ......................................27

34.    ESTOPPEL CERTIFICATES .................................................27

35.    FINANCIAL STATEMENTS ..................................................28

36.    TRANSFER OF LANDLORD'S INTEREST .......................................28

37.    RIGHT TO PERFORM ......................................................28

38.    SUBSTITUTED PREMISES ..................................................29

39.    SALES AND AUCTIONS ....................................................29

40.    NO ACCESS TO ROOF .....................................................29

41.    SECURITY ..............................................................29

42.    AUTHORITY OF TENANT ...................................................29

43.    NO ACCORD OR SATISFACTION .............................................30


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44.    MODIFICATION FOR LENDER ...............................................30

45.    PARKING ...............................................................30

46.    GENERAL PROVISIONS ....................................................30

47.    RULES AND REGULATIONS .................................................32

48.    LANDLORD'S LIEN .......................................................32

49.    WAIVER OF JURY TRIAL ..................................................33

50.    RIGHT OF FIRST REFUSAL ................................................33

EXHIBIT A - LOCATION AND DIMENSIONS OF PREMISES
EXHIBIT B - DECLARATION OF LEASE COMMENCEMENT
EXHIBIT C - TENANT WORK FUNDINGS
EXHIBIT D - RULES AND REGULATIONS
EXHIBIT E - "RIGHT OF FIRST REFUSAL" SPACE








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                                      LEASE

       THIS LEASE is made this 18th day of August, l995, by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, ("Landlord"), c/o Trammell Crow Company, 9841 Broken Land Parkway, Suite 215, Columbia, MD 21046 and Sequoia Imaging LLC, a limited liability corporation ("Tenant") with a mailing address of 5547 Twin Knolls Road, Suite 310, Columbia, MD 21045.

                                R E C I T A L S:

       Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises described below ("Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

       NOW THEREFORE Landlord and Tenant agree to the following, unless otherwise specifically modified by provisions of this Lease:

1.     TERMS.

       1.1 Premises. The Premises demised by this Lease are approximately 7,227 rentable square feet located at 5547 Twin Knolls Road, Columbia, MD 21045 ("Building") located in Howard County, Maryland, together with a nonexclusive right to use parking and other common areas. The location and dimensions of the Premises are shown on Exhibit A, attached hereto and incorporated herein by reference. No easement for light or air is incorporated in this Premises.

       1.2    Agreed Areas.

       Total rentable area of the building: 68,943 sq. ft.;
       Area of Premises: 7,227 rentable sq. ft.;
       Tenant's percentage of the Building: 10.48%

       1.3    Lease Term.   Lease Commencement Date: September 15, 1995
                            Lease Expiration Date: sixty (60) months after Lease
Commencement Date. In the event the Lease Commencement Date is a date other than the first day of a calendar month, the Lease Term shall run for the number of months set forth above from the first day of the calendar month following the Lease Commencement Date.

       1.4 Rent. The basic rent ("Rent") is $7,500.00 per month during months 1-12 of the Term; and $8,500.00 per month during months 13-24 of the Term; and $9,500.00 per month


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during months 25-36 of the Term; and $10,000.00 per month during months 37-48 of the Term; and $10,500.00 per month during months 49-60 of the Term. In addition to the Rent, Tenant shall pay as additional rent increases in Operating Costs as described in Section 9, increases in Property Taxes as described in Section 10, and Rent increases as described in Section 1.5, all of which shall be deemed additional rent due under this Lease.

       1.6    Notice and Payment Addresses.

NOTICE ADDRESSES:
If to Landlord: Principal Mutual Life Insurance Company
                                711 High Street
                                Des Moines, Iowa 50392-1370
                                Attention: Commercial Real Estate Equities

                        And a copy to:
                                Trammell Crow NE, Inc.
                                9841 Broken Land Parkway, Suite 215
                                Columbia, Maryland 21046

If to Tenant:                   Sequoia Imaging LLC
                                5547 Twin Knolls Road
                                Suite 310
                                Columbia, Maryland 21045


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Either party may, by written notice, designate a new address to which all notices hereunder shall be directed.

                        Payment Address:

                                Principal Mutual Life Insurance Company
                                P.O. Box 1000
                                Suite 265
                                Memphis, TN 38148-0265

       1.7 Lease Year. Each twelve (12) month period within the Lease Term shall be referred to herein as a "Lease Year." The first Lease Year shall commence on the Lease Commencement Date and terminate on the last day of the twelfth full calendar month after such Lease Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

2.     DELIVERY OF POSSESSION.

       If Landlord is unable to deliver possession of the Premises to Tenant on the date set forth in Section 1.3 above, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. If such delay in delivery of the Premises results from a cause other than Tenant Delay (as hereinafter defined), the date set forth in
Section 1.3 above shall be extended to the date on which Landlord delivers possession of the Premises to Tenant. The foregoing notwithstanding, subject to Tenant Delays, in the event Landlord fails to deliver possession of the Premises to Tenant in the condition contemplated in Exhibits A and C on or before January 1, 1996. Tenant shall have the right to terminate this Lease by written notice to Landlord at any time thereafter until the date Landlord actually delivers the Premises. "Tenant Delay" shall mean any and all delays resulting from
(i) Tenant's inability or failure timely to meet its obligations under this Lease, including without limitation, all obligations of Tenant under the terms of Exhibit C attached hereto; (ii) any delays caused by Tenant's contractor or subcontractors; (iii) the inclusion in the improvements requested to be performed in the Premises of any items requiring a long lead time for procurement and/or installation; or (iv) any changes or change orders requested by Tenant. Should Landlord tender possession of the Premises to Tenant prior to the date set forth in Section 1.3 above, and Tenant shall to accept such prior tender, and the date set forth in Section 1.3 shall be changed to reflect the date of such tender of possession and accordingly, such occupancy shall be subject to all terms, covenants and conditions of this Lease, including the payment of Rent and increases in Operating Costs and Property Taxes (as such terms are hereinafter defined).


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3.     PAYMENT OF RENT.

       Tenant shall pay Landlord the Rent, increases in Operating Costs and Property Taxes and any other additional rent or other payments due under this Lease without prior notice, deduction or offset, in lawful money of the United States. Rent (including any monthly payments of Estimated Costs Allocable to the Premises (as defined below) payable in accordance with this Lease) shall be paid in advance on or before the first day of each month, except that the first month's Rent shall be paid upon the execution hereof, at the address noted in
Section 1.6, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and other amounts due under this Lease for any partial month at the beginning or end of the Lease Term shall be prorated. All other payments required to be made by Tenant to Landlord under this Lease for which the payment period is not otherwise specified herein shall be made no later than five (5) business days after Landlord provides an invoice to Tenant specifying the amount of such payment obligation.

4.     SECURITY DEPOSIT.

       As security for its full and faithful performance of this Lease, Tenant shall pay Landlord a security deposit of Nine Thousand Two Hundred and No/100 Dollars ($9,200.00) upon execution of this Lease. If Tenant defaults with respect to any covenant or condition of this Lease, including but not limited to the payment of Rent, additional rent or any other payment due under this Lease, and the obligation of Tenant to maintain the premises and deliver possession thereof back to Landlord at the expiration or earlier termination of the Lease Term in the condition required herein, then Landlord may (without any waiver of Tenant's default being deemed to have occurred) apply all or any part of the security deposit to the payment of any sum in default or any other sum which Landlord may be required or deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, upon demand, deposit with Landlord the amount so applied to replenish the security deposit. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the security deposit then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. In the event of a sale or transfer of Landlord's estate or interest in the Building, Landlord shall have the right to transfer the security deposit to the purchaser or transferee, and Landlord shall be considered released by Tenant from all liability for the return of the security deposit.

5.     USES.

       5.1 Permitted Uses. The Premises are to be used only for general office purposes ("Permitted Uses") and for no other business or purpose. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. In the event of a breach of this covenant, Tenant shall pay to Landlord any and all increases in insurance premiums resulting from such breach. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or any other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. If any of the Tenant's office machines or equipment or other activities within the Premises disturb any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action, or cease such objectionable activities, as may be


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necessary to eliminate the noise or disturbance. Tenant, at its expense, shall comply with all laws relating to its use or occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein.

       5.2 Hazardous Substances. The term "Hazardous Substances," as used in this Lease shall mean all pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or removal of which is required or the use of which is restricted, prohibited or penalized by an "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are a part of the ordinary course of the Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord, and Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly used, stored and disposed of in a manner and location meeting all Environmental Laws and said Permitted Materials have been approved in advance in writing by Landlord, and Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency;
(iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Tenant will not permit Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws at Tenant's sole cost and expense. Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord's sole opinion, that said Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty-four (24) hours, Landlord shall have the right to perform such work on Tenant's behalf and at Tenant's sole expense, and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the Term of the Lease, the Premises is found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibility of Tenant shall survive the termination or expiration of this Lease.


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6.     LATE CHARGES.

       6.1 Tenant hereby acknowledges that late payment to Landlord of Rent or additional rent or other sums due hereunder will cause Landlord to incur administrative costs and loss of investment income not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent, additional rent or other sum due from Tenant is not received by Landlord or Landlord's designated agent within five (5) days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any reasonable attorneys' fees and costs incurred by Landlord by reason of Tenant's failure to pay Rent and other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the administrative cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or stop Landlord from exercising any of the other rights and remedies granted hereunder.

       6.2    In addition to the administrative late charge provided for under
Section 6.1, above, if any Rent, additional rent or other sum due from Tenant to Landlord is not paid as and when due under this Lease, such unpaid amount shall bear interest from the date due until the date paid at an annual rate of interest equal to the lesser of (a) the prime rate of interest as published in the Wall Street Journal (or any successor publication thereto) from time to time plus two percent (2%), or (b) the highest annual rate of interest permitted under applicable law.

Initials:

Landlord [SIG]                  Tenant [SIG]
        -----------------------       -----------------------

7.     REPAIRS AND MAINTENANCE.

       Landlord shall maintain, or cause to be maintained, the common areas of the Building, such as lobbies, elevators, stairs, and corridors, the roof, foundations, and exterior walls of the Building, and the underground utility and sewer pipes outside the exterior walls of the Building, if any, provided that, to the extent any of such repairs is rendered necessary by the negligence or willful misconduct of Tenant, its agents, customers, employees, independent contractors, guests or invitees, Tenant shall be obligated to reimburse Landlord for all costs sustained by Landlord in connection with such repair, as additional rent hereunder, which reimbursement shall be due no later than ten
(10) days after Landlord's written demand. Subject to Landlord's right of access pursuant to Article 17, Tenant shall be exclusively responsible for the repairs and maintenance to the interior of the Premises, and Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and Landlord shall make commercially reasonable efforts to commence such repair and diligently pursue such to completion. Failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions. Tenant hereby waives the right to make repairs at Landlord's expense under any other law, statute or ordinance now or hereafter in effect. All expenses incurred by Landlord pursuant to this Article 7 (to the extent not payable directly by Tenant


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as above provided) will be included within "Other Operating Costs" as defined in
Section 9.1.1.2, below.

8.     UTILITIES AND SERVICES.

       8.1 Hours of Service. From 8:00 am. to 8:00 p.m. on weekdays ("Normal Business Hours") and from 9:00 a.m. to 1:00 p.m. on Saturday ("Saturday Mornings") (excluding those holidays set forth in the Rules and Regulations attached hereto as Exhibit D), Landlord shall furnish to the Premises electricity for lighting and operation of low-power usage office machines (such as personal computers), water, heat and air conditioning, and elevator service. During all other hours, Landlord shall furnish such services except for heat and air conditioning.

       8.2 Additional Services. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and Saturday Mornings and the cost of such services as established by Landlord shall be paid by Tenant as additional rent, payable as provided in Section 3. If the quantity or kind of utilities or services furnished by Landlord to the Premises to meet Tenant's requirements is excessive or abnormal relative to the utilities and services consumed by office tenants generally, Tenant shall reimburse Landlord upon demand for the additional cost resulting from Tenant's excessive or abnormal consumption. Landlord shall also provide toilet room supplies, window washing at reasonable intervals, and customary Building janitorial service or other types of services provided or caused to be provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants, all of which shall constitute Other Operating Costs and shall be payable as provided in Section 9.1.1.2 of this Lease. Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. In no event shall Landlord be liable to Tenant for (a) any damage to the Premises, or (b) any loss, damage or injury to any property therein or thereon, or (c) any claims for the interruption of or loss to Tenant's business or for any indirect damages or consequential losses occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes or other similar cause in, above, upon or about the Premises or the Building. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements, without any abatement or reduction of the Rent, additional rent or other sums payable by Tenant hereunder.

       8.3 Recycling Regulations. Tenant shall comply, at its sole cost and expense, with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Premises or the Building, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products") including but not limited to the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations. Landlord reserves the right (a) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, (b) to require Tenant to arrange for waste product collection at Tenant's sole cost


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and expense, using a contractor reasonably satisfactory to Landlord, and (c) to require Tenant to pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations.

9.     COST OF SERVICES AND UTILITIES.

       9.1 Definitions. In addition to the Rent, Tenant shall pay to Landlord increases under this Section 9 as additional rent. The increases shall be made as provided herein, using the following definitions:

              9.1.1 "Operating Costs" shall include Costs of Utilities and Other Operating Costs.

              9.1.2 "Costs of Utilities" shall mean all expenses paid or incurred by Landlord for electricity, including any surcharges imposed, water, gas, sewers, oil and utility services provided to or used by Tenant.

              9.1.3 "Other Operating Costs" shall mean all other expenses paid or incurred by Landlord for maintaining, operating, repairing, and managing the
(i) Building, (ii) the personal property used in conjunction therewith, (iii) the Building roof, and (iv) the land upon which the Building is situated. Such costs shall include, without limitation, supplies, cleaning services, window glass replacement and repair, landscaping services of independent contractors, compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Building, insurance premiums, permits and inspection fees, management fees, legal fees and costs incurred in connection with contesting the amounts or the imposition of any Property Taxes, any capital expenditures incurred either to reduce Operating Costs (e.g., an energy management system), to comply with any governmental law, order, regulation or other requirement (e.g., a code-mandated life safety system or Americans with Disabilities Act requirements), or to replace existing equipment and machinery necessary to the day to day operations of the Building, or which are capital replacements (i.e., replacements of common area or common usage Building components and systems in lieu of capital repairs otherwise required to be made thereto, but excluding replacement of the Building roof, parking lot and/or garage), provided that any capital replacement which does not result in a quantifiable reduction of Operating Costs shall be amortized over the useful life thereof, not to exceed ten (10) years, and only the amortized annual portion, together with interest at a rate of twelve percent (12%) per annum, shall be recoverable by Landlord under this Section 9 in any one year; and accounting fees and any other expense or charge whether or not hereinbefore described which, in accordance with generally accepted accounting and management practices, would be considered an expense of maintaining, operating or repairing the Building, excluding: (a) costs of any special services rendered to individual tenants (including Tenant), for which a special, separate charge shall be made (and shall be payable within ten (10) days of written demand); (b) Property Taxes (as defined in Section 10.1.1); (c) depreciation or amortization of costs which are capitalized in accordance with generally accepted accounting practices (except that Operating Costs shall include those capital expenditures, or amortization thereof, as applicable, which are set forth


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above); (d) any other item for which reimbursement is received out of Landlord's insurance, (e) leasing commissions; (f) interest or amortization of mortgages,
(g) refinancing costs, and (h) costs incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of vacant space. Operating Costs shall not include any other item already being charged to Lessee as part of Operating Costs under a different category pursuant to the provisions of this Lease (i.e., Tenant shall not be charged twice for the same Operating Cost item);

              9.1.4 "Calendar Year" shall mean the twelve-month period commencing January 1 and ending December 31.

              9.1.5 "Base Services Year" shall mean the First Full Calendar Year of Building Operation or the Calendar Year in which the Lease Commencement Date occurs, whichever is later.

              9.1.6 "First Full Calendar Year of Building Operation" shall mean January 1, 1995 to December 32, 1995.

              9.1.7 "Actual Costs" shall mean the actual expense paid or incurred by Landlord for Operating Costs during any Calendar Year of the Lease Term.

              9.1.8 "Actual Costs Allocable to the Premises" shall mean the Tenant's share of the Actual Costs determined by Tenant's percentage of the Building described in Section 1.2.

              9.1.9 "Estimated Costs Allocable to the Premises" shall mean Landlord's estimate of Actual Costs Allocable to the Premises for the following Calendar Year to be given by Landlord to Tenant pursuant to Section 9.3.

       9.2 Actual Base Amount. Actual Costs Allocable to the Premises for the Base Services Year shall be deemed the "Actual Base Amount".

       9.3 Estimated Costs Allocable to the Premises. Prior to the commencement of each Calendar Year (except the Base Services Year) during the Lease Term, Landlord shall furnish Tenant a written statement of the Estimated Costs Allocable to the Premises for such Calendar Year and a calculation of the payments to be made by Tenant as follows: One-twelfth (1/12th) of the amount, if any, by which such amount exceeds the Actual Base Amount shall be payable by Tenant as additional rent as provided in Section 3 for each month during such Calendar Year. If at any time or times during such Calendar Year, it appears to Landlord that the Estimated or Actual Costs Allocable to the Premises will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such Calendar Year and payments by Tenant of the Estimated Costs Allocable to the Premises for such Calendar Year shall be based on such revised estimate.

       9.4 Actual Costs. Within one hundred twenty (120) days after the close of each Calendar Year during the Lease Term, Landlord shall deliver to Tenant a written statement setting forth the Actual Costs Allocable to the Premises during the preceding Calendar Year. If such costs for any


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Calendar Year exceed Estimated Costs Allocable to the Premises paid by Tenant to
Landlord pursuant to Section 9.3, Tenant shall pay the amount of such excess to Landlord as additional rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to Section 9.3, then the amount of such overpayment by Tenant shall be credited by Landlord to the next Rent payable by Tenant.

       9.5 End of Term. If this Lease terminates on a day other than the last day of a Calendar Year, the amount of any adjustment to Estimated Costs Allocable to the Premises with respect to the Calendar Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Calendar Year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Actual Costs Allocable to the Premises with respect to such Calendar Year.

       9.6 Further Adjustment. In the event Landlord shall furnish any utility or service which is included in the definition of Operating Costs to less than 95% of the rentable area of the Project because (i) the average occupancy level of the Project for the Base Services Year and/or any subsequent Calendar Year was not ninety-five percent (95%) or more of full occupancy, (ii) any such utility or service is not required by or provided to one or more of the tenants or occupants of the Project, or (iii) any tenant or occupant is itself obtaining or providing any such utility or services, then the Actual Costs for such year shall be increased to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to all tenant and occupants in the Project, and shall be allocated among the tenants by the Landlord to reflect those costs which would have occurred had the Project been ninety-five percent (95%) occupied during the year in question and such utilities and services provided to all tenants. The intent of this Section 9.6 is to ensure that the reimbursement of all Operating Costs is fair and equitably allocated among the tenants receiving the utilities and services in question.

10.    PROPERTY TAXES.

       10.1 Contribution to Property Taxes. In addition to the Rent provided in Section 1.4, and the increases in Operating Costs provided in Section 9, Tenant shall pay to Landlord as additional rent its share of increases in Property Taxes under this Section 10. Tenant's share of Property Taxes shall be determined as provided herein, utilizing the following definitions:

              10.1.1 "Property Taxes" shall mean any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, on the Building or any part thereof (or on Landlord with respect thereto), the land, the parking area, or any other legal or equitable interest of Landlord in the same, or any rental income derived therefrom, excluding personal property taxes payable by Tenant on the property of Tenant located within the Premises, as indicated in Section 10.4 herein.

              10.1.2 The Term "Calendar Year" shall mean the period defined in
Section 9.1.4.

              10.1.3 The term "Base Tax Year" shall mean the first full Calendar Year during which Property Taxes are payable on the Building assessed as substantially completed, or the first full Calendar Year in which the Lease Commencement Date occurs, whichever is later.

              10.1.4 The term "Tenant's Share of Property Taxes" shall mean the amount of Property Taxes payable during any Calendar Year by Landlord multiplied by Tenant's percentage of the Building described in Section 1.2.

       10.2 Estimated Increases in Tenant's Share of Property Taxes. Prior to the commencement of each Calendar Year (except the Base Tax Year), Landlord shall furnish Tenant with a written statement setting forth the estimate of Tenant's Share of Property Taxes for such Calendar Year. One-twelfth (1/12th) of the amount, if any, by which such estimated Tenant's Share of Property Taxes exceeds the Tenant's Share of Property Taxes for the Base Tax Year shall be payable by Tenant as additional rent as provided in Section 3.

       10.3 Actual Property Taxes. Within one hundred twenty (120) days after the close of each Calendar Year during the Lease Term, Landlord shall deliver to Tenant a written statement setting forth the Tenant's Share of Property Taxes during the preceding Calendar Year. If such amount exceeds the Tenant's estimated Share of Property Taxes pursuant to Section 10.2, Tenant shall pay the amount of such excess to Landlord as additional rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows such amount to be less than the amount paid by Tenant to Landlord pursuant to Section 10.2, then the amount of such overpayment shall be credited by Landlord to the next immediate Rent payable by Tenant.

       10.4 Taxes on Tenant's Personal Property. Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises or the Building and shall provide promptly, upon request of Landlord, written proof of such payment.

       10.5 End of Term. If this Lease terminates on a day other than the last day of a Calendar Year, the amount of any adjustment between the estimated and actual Tenant's Share of Property Taxes with respect to the Calendar Year in which such termination occurs shall be prorated on the basis of a 365-day year; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Tenant's Share of Property Taxes with respect to such Calendar Year.

11.    TENANT'S INSURANCE.

       11.1 Tenant shall during the Term of this Lease, procure at its expense and keep in force the following insurance: (i) Commercial general liability insurance naming the Landlord and Landlord's managing agent as additional insureds against any and all claims for bodily injury and property damage occurring in or about the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease; (ii) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located within the Premises for perils covered by the causes of loss -- special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing; (iii) Workers' compensation insurance in accordance with statutory laws and employers' liability insurance with a limit of not less than One Hundred Thousand Dollars ($100,000) per employee and Five Hundred Thousand Dollars ($500,000) per occurrence; (iv) Business interruption and/or loss of rental insurance in an amount equivalent to six (6) months Rent and increases in Operating Costs and Property Taxes payable by Tenant hereunder, which shall not contain a deductible greater than an amount equal to seventy-two (72) hours of the Rent in effect at such time (or an equivalent amount expressed in dollars), and which shall name Landlord as an additional insured; and (v) Such other insurance as which may be required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

       11.2 The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed One Thousand Dollars ($1,000). Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Lease Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

       11.3 In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium. Tenant shall repay to Landlord, as additional rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain insurance.

12.    LANDLORD'S INSURANCE.

       At all times during the Lease Term, Landlord will maintain (a) fire and extended coverage insurance covering the Building in an amount sufficient to prevent Landlord from being a co-insurer under its policies of insurance, but in no event less than the replacement cost of the building, and (b) public liability and property damage insurance in an amount customary for properties which are comparable to the Building, determined by Landlord in its sole discretion. Landlord shall also have the right to obtain such other types and amounts of insurance coverage on the Building and Landlord's liability in connection with the Building as are customary or advisable for a first class office building in the Columbia-Baltimore metropolitan area, as determined by Landlord in Landlord's sole discretion. Tenant acknowledges and agrees that all premiums for insurance obtained by Landlord pursuant to this Article 12 shall be included within "Other Operating Costs", as such term is defined in Section 9.1.1.2, above.

13.    DAMAGE OR DESTRUCTION.

       13.1 Damage Repair. If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, Landlord may, at its option, (i) terminate this Lease effective as of the date of such damage or destruction, or (ii) restore the Premises to their previous condition, subject to Section 13.4 below, and in the meantime the Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease shall continue in full force and effect. If the damage is due, directly or indirectly, to the fault or neglect of Tenant, or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of Rent, except to the extent Landlord receives proceeds from any applicable insurance policy of Tenant to compensate Landlord for loss of Rent. The provisions of this Section are in lieu of any statutory termination provision allowable in the event of casualty damage.

       13.2 Termination for Material or Uninsured Damages. If the Building shall be destroyed or damaged by fire or other casualty insured against under Landlord's fire and extended coverage insurance policy to the extent that more than twenty percent (20%) thereof is rendered untenantable, or if the Building shall be materially destroyed or damaged to the extent that the restoration of such, in Landlord's sole discretion, is not economical or feasible, or if the Building shall be materially destroyed or damaged by any other casualty other than those covered by such insurance policy, notwithstanding that the Premises may be unaffected directly by such destruction or damage, Landlord may, at its election, terminate this Lease by notice in writing to Tenant within sixty (60) days after such destruction or damage. Such notice shall be effective thirty
(30) days after receipt thereof by Tenant.

       13.3 Business Interruption. Other than rental abatement as and to the extent provided in Section 13.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises.

       13.4 Repairs. Landlord's obligations should it elect to repair, shall be limited to the base Building, common areas and the interior improvements installed by Landlord. Anything herein to the contrary notwithstanding, if the Premises are destroyed or damaged during the last twelve (12) months of the Lease Term, then Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage.

14     MACHINES AND EQUIPMENT; ALTERATIONS AND ADDITIONS: REMOVAL OF FIXTURES.

       14.1 Tenant shall not place a load upon the floor of the Premises exceeding eighty (80) pounds live load per square foot without Landlord's prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be reasonably objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Tenant will not install or operate in the Premises any electrical or other equipment, other than such equipment as is commonly used in modern offices (specifically excluding mainframe computers), without first obtaining the prior consent in writing of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for excess consumption of water and/or electricity, excess wiring and other similar requirements, and any changes, replacements or additions to any base building system, as may be occasioned by the operation of said equipment or machinery.

       14.2 Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Premises without first obtaining the written consent of Landlord and where alterations are non-structural in nature, such consent not to be unreasonably withheld. Any such alterations, additions or improvements, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall be made at Tenant's sole expense, according to plans and specifications approved in writing by Landlord, in compliance with all applicable laws, by a licensed contractor, and in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Lease Commencement Date, shall not diminish the value of the Building or the Premises and shall at once become a part of the realty and shall be surrendered with the Premises. Upon the expiration or sooner termination of the Lease Term, Tenant shall, upon written demand by Landlord, at Tenant's sole expense, with due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and repair any damage to the Premises caused by such removal. Tenant shall remove all of its movable property and trade fixtures which can be removed without damage to the Premises at the termination of this Lease, either by expiration of the Lease Term or other cause, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal. All items of Tenant's personal property that are not removed from the Premises or the Building by Tenant at the termination of this Lease or when Landlord has the right of reentry, shall be deemed abandoned and become the exclusive property of Landlord, without further notice to or demand upon Tenant. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all claims, losses, cost, expense (including reasonable attorneys' fees) and liability resulting from the delay by Tenant in so surrendering the same, including without limitation any claims made by any succeeding occupant founded on such delay. Tenant's obligation under this Paragraph 14.2 shall survive the expiration or termination of this Lease.

15.    ACCEPTANCE OF PREMISES.

       Except to the extent that Landlord has expressly agreed in this Lease to perform certain tenant improvement work in the Premises, Tenant shall be deemed to have accepted the Premises on the Lease Commencement Date in their "as is" condition. If tenant improvements are to be constructed by Landlord in the Premises, the acceptance of the Premises by Tenant shall be deferred until receipt by the Tenant of an architect's certificate of readiness certifying that the Premises are ready for occupancy. Within five (5) days after the architect gives such notice, Tenant shall make such inspection of the Premises as Tenant deems appropriate, and, except as otherwise notified by Tenant in writing to Landlord within such period, Tenant shall be deemed to have accepted the Premises in their condition as of the date of the architect's certificate. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements of a nature commonly found on a "punch list" (as that term is used in the construction industry), Tenant shall promptly notify Landlord of such deviations and Landlord shall commence the correction of the punch list and diligently pursue such to completion; provided, however, that Landlord shall have the final and conclusive determination as to which items constitute punch list items. The existence of such punch list items shall not postpone the Lease Commencement Date of this Lease nor the obligation of Tenant to pay Rent, additional rent or any other charges due under this Lease. Landlord and Tenant hereby agree to execute a Declaration, substantially in the form attached hereto as Exhibit B, to confirm the Lease Commencement Date. Failure to execute said Declaration shall not affect the commencement or expiration of the Lease Term.

16.    TENANT IMPROVEMENTS.

       If Landlord has agreed to make any improvement to the Premises, the provisions governing the planning, construction, scope of work and terms of payment shall be set forth in Exhibit C, which, if attached hereto, is incorporated herein by this reference.

17.    ACCESS.

       Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times to inspect the same; to show the Premises to prospective tenants upon reasonable prior notice (excepting emergency situations), or interested parties such as prospective lenders and purchasers; to exercise its rights under Section 47; to clean, repair, alter or improve the Premises or the Building; to discharge Tenant's obligations when Tenant has failed to do so within a reasonable time after written notice from Landlord; to post notices of nonresponsibility and similar notices and "For Sale" signs' and to place "For Lease" signs upon or adjacent to the Building or the Premises at any time within twelve (12) months of the expiration of the Lease Term. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure.

18.    WAIVER OF SUBROGATION.

       Whether the loss or damage is due to the negligence of either party or its agents or employees, or any other cause, each party to this Lease hereby releases the other party and its agents and employees from responsibility for and waives its entire claim of recovery for (i) any loss or damage to the personal property of the party making such waiver located in the Building, including the Building itself, arising out of any of the perils which are covered by Tenant's property insurance policy, with extended coverage endorsements, or (ii) loss resulting from business interruption or loss of rental income, at the Premises, arising out of any of the perils which may be covered by the business interruption or by the loss of rental income insurance policy which can be obtained by such party. Tenant shall cause its insurance carrier(s) to consent to such waiver of all rights of subrogation against the other party, and to issue an endorsement to all policies of insurance obtained by such party confirming that the foregoing release and waiver will not invalidate such policies.

19.    INDEMNIFICATION.

       (a) Subject to Section 18 (Waiver of Subrogation), above, Tenant shall indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorney's fees and costs, arising out of the use, occupancy, conduct, operation, or management of the Premises by, or the willful misconduct or negligence of, Tenant, its officers, contractors, licenses, agents, servants, employees, guests, invitees, or visitors (but only if such visitors, guests, invitees are within the Premise) in or about the Building. This indemnification shall survive termination of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties to the extent same is caused by the negligence of Landlord, or its officers, contractors, licensees, agents, employees or invitees, or of other tenants of the Building.

19     (b)    Subject to Section 18 (Waiver of Subrogation), above, Landlord shall indemnify and hold harmless Tenant, its agents, employees, officers, directors, partners and shareholders from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorney's fees and costs, arising out of the operation, management or maintenance of the Building (exclusive of the Premises) by Landlord and its employees, agents and contractors, or the willful misconduct or negligence of, Landlord, its officers, contractors, agents, servants, and employees wherever occurring. This indemnification shall survive termination of this Lease. This provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties to the extent same is caused by the negligence of Tenant, or its officers, contractors, licensees, agents, employees or invitees, or of other tenants of the Building.

20.    ASSIGNMENT AND SUBLETTING.

       20.1 Landlord's Consent. Tenant shall not assign, encumber, mortgage, pledge or license the Premises or this Lease, or sublease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant, without the prior written consent of Landlord. When Tenant requests Landlord's consent to such assignment or sublease, it shall notify Landlord in writing, at least thirty (30) days prior to the commencement date of the proposed sublease or assignment, of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial information including financial statements of the proposed assignee or subtenant. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement. Landlord shall have the option (to be exercised within thirty (30) days after Landlord's receipt of Tenant's request with all required information included) to cancel this Lease effective as of the commencement date stated in the proposed sublease or assignment. If Landlord shall not exercise its option within the time set forth above, its consent to any proposed assignment or sublease shall not be unreasonably withheld.

       20.2 Approved Subleases and Assignments. If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as additional rent due under this Lease, the difference, if any, between the Rent plus increases in Operating Costs and Property Taxes payable by Tenant hereunder allocable to that part of the Premises affected by such assignment or sublease pursuant to this Lease, subtracted from the rent and any additional rent payable by the assignee or subtenant to Tenant. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any assignment or sublease without Landlord's prior written consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease. Tenant shall pay to Landlord a Two Hundred Fifty and no/100ths Dollars ($250.00) processing fee, which shall accompany any proposed assignment or sublease delivered by Tenant to Landlord, and shall in addition reimburse Landlord for Landlord's reasonable attorneys fees and out-of-pocket expenses incurred in connection with Landlord's review of such sublease or assignment. If at any time during the Lease Term any part or all of the shares of Tenant's stock or Tenant's partnership interests shall be transferred by sale, assignment, merger, operation of law or other disposition so as to result in a transfer of more than twenty-five percent (25%) of Tenant's stock or partnership interests, such transfer shall be deemed an assignment and, therefore, prohibited without the express prior written consent of Landlord not to be unreasonably withheld. Notwithstanding the foregoing, in the event of a transfer or sale of 100% of Tenant's assets to a third party, Tenant may assign this Lease to such a third party provided the financial condition of such third party is equal to or better than the financial condition of the Tenant at the time the Lease was initially executed.

21.    ADVERTISING.

       Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. If Tenant shall fail to do so, Landlord may do so at Tenant's cost. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs.

22.    LIENS.

       Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within ten (10) days after the earlier of imposition of the lien or written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount, including attorneys' fees and costs, shall be deemed additional rent.

23.    DEFAULT.

       23.1 Tenant's Default. A default under this Lease by Tenant shall exist if any of the following occurs:

              23.1.1 If Tenant fails to pay Rent, additional rent or any other sum required to be paid hereunder within five (5) days of the due date thereof, whether or not demand shall have been made for the same; or

              23.1.2 If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money to Landlord as set forth in Section 23.1.1 above, and Tenant fails to cure such breach within fifteen (15) days after written notice from Landlord where such breach could reasonably be cured within such fifteen (15) day period; provided, however, that where such failure could not reasonably be cured within the fifteen (15) day period, that Tenant shall not be in default if it commences such performance within the fifteen (15) day period and diligently thereafter prosecutes the same to completion, such grace period not to exceed a maximum of thirty (30) days in the aggregate, and no such grace period to be permitted in the event of any one or more of the following: (i) there exists a risk of prosecution of the Landlord, (ii) there exits a reasonable possibility of danger to the health or safety of the Landlord, the Tenant, Tenant's invitees, or any other occupants of, or visitors to, the Building, (iii) the default relates to the maintenance of insurance obligations, (iv) the default relates to the assignment and subletting provisions, and (v) the default relates to a violation of Section 5.2 of this Lease; the determination as to whether or not any such conditions exist to be made in Landlord's sole discretion; and

              23.1.3 If Tenant or any guarantor of this Lease shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidation of Tenant or of any guarantor of this Lease and of all or any part of Tenant's or such guarantor's property, (iv) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding within sixty (60) days after such proceeding is initiated; or

              23.1.4 If Tenant shall have abandoned or vacated the Premises; or

              23.1.5 The chronic delinquency by Tenant in the payment of monthly Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other periodic payments required to be paid by Tenant under this Lease, within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of a chronic delinquency, at Landlord's option, Landlord shall have the additional right to require that Rent be paid by Tenant quarter-annually, in advance.

       23.2 Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, any one or more of which Landlord may resort cumulatively, consecutively, or in the alternative:

              23.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent, additional rent and other charges when due.

              23.2.2 Landlord may terminate this Lease, or may terminate Tenant's right to possession of the Premises, at any time by giving written notice to that effect, in which event Landlord may (but shall not be obligated to) relet the Premises or any part thereof. Upon the giving of a notice of the termination of this Lease, this Lease (and all of Tenant's rights hereunder) shall immediately terminate, provided that, without limitation, Tenant's obligation to pay Rent, increases in Operating Costs, increases in Property Taxes, and any damages otherwise payable under this Article 23, shall survive such termination and shall not be extinguished thereby. Upon the giving of a notice of the termination of Tenant's right of possession, all of Tenant's rights in and to possession of the Premises shall terminate but this Lease shall continue subject to the effect of this Article 23. Upon either such termination, Tenant shall surrender and vacate the Premises in the condition required by
Section 25, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of the Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Rent, additional rent or other sum previously accrued or thereafter accruing against Tenant, all of which shall expressly survive such termination. Upon such termination Tenant shall be liable immediately to Landlord for all costs Landlord incurs in attempting to relet the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Lease Term. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a constructive or other termination of Tenant's right to possession or of this Lease, either of which may be effected solely by an express written notice from Landlord to Tenant. On termination, Landlord has the right to remove all Tenant's personal property and store same at Tenant's cost and to recover from Tenant as damages:

                     (a) The worth at the time of award of unpaid Rent, additional rent and other sums due and payable which had been earned at the time of termination; plus

                     (b) The worth at the time of award of the amount by which the unpaid Rent, additional rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus

                     (c) The worth at the time of award of the amount by which the unpaid Rent, additional rent or other sums due and payable for the balance of the Lease Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus

                     (d) Any other amount necessary which is to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises;

(ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or a portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or
(iv) for any other costs necessary or appropriate to relet the Premises; plus

                     (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State in which the Premises are located.

                     The "worth at the time of award" of the amounts referred to in Sections 23.2.2(a) and (b) is computed by allowing interest at the maximum interest rate allowed by law on the unpaid rent and other sums due and payable from the termination date through the date of award. In lieu of the amounts recoverable by Landlord pursuant to clauses (b) and (c) of this Section 23.2.2, above, but in addition to the amounts specified in clauses (a), (d), and (e) (or any other portion of this Article 23), Landlord may, at its sole election, recover "Indemnity Payments," as defined hereinbelow, from Tenant. For purposes of this Lease "Indemnity Payments" means an amount equal to the Rent and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the unexpired Lease Term after the effective date of the termination, but for such termination, less the Rent and other payments, if any, actually collected by Landlord and allocable to the Premises. If Landlord elects to pursue Indemnity Payments in lieu of the amount recoverable under clauses (b) and (c), above, Tenant shall, on demand, make Indemnity Payments monthly, and Landlord may sue for all Indemnity Payments at any time after they accrue, either monthly, or at less frequent intervals. Tenant further agrees that Landlord may bring suit for Indemnity Payments at or after the end of the Lease Term as originally contemplated under this Lease, and Tenant agrees that, in such event, Landlord's cause of action to recover the Indemnity Payments shall be deemed to have accrued on the last day of the Lease Term as originally contemplated. In seeking any new tenant for the Premises, Landlord shall be entitled to grant any concessions it deems reasonably necessary. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

              23.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

              23.2.4 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) to the service of any notice to quit or of Landlord's intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, except that Landlord shall be required to obtain appropriate legal process to obtain possession of the Premises, and shall provide any such notice as is required in connection with obtaining legal process. (2) to redeem the Premises, (3) to re-enter or repossess the Premises, (4) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, (5) to the benefit of any law which exempts property from liability for debt or for distress for rent or (6) to a trial by jury in any claim, action proceeding or counter-claim arising out of or in any way connected with this Lease.

24.    SUBORDINATION.

       (A) Subject to Section 24(B) below, this Lease is and shall at all times be and remain subject and subordinate to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. Tenant shall execute and return to Landlord any documentation requested by Landlord in order to confirm the foregoing subordination within ten (10) days after Landlord's written request. If Tenant does not provide Landlord with such subordination documents within ten (10) days after Landlord's written request, then Tenant hereby authorizes Landlord to execute such subordination documents acting as duly authorized agent for Tenant. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease. Tenant agrees that no mortgagee or successor to such mortgagee shall be (i) bound by any payment of Rent or additional rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of Landlord's mortgagee or such successor in interest, (iii) liable for damages for any breach, act or omission of any prior landlord, (iv) bound to effect or pay for any construction for Tenant's occupancy, or (v) subject to any claim of offset or defenses that Tenant may have against any prior landlord.

       (B) Landlord agrees that the future subordination of this Lease provided for under Section 24(A), above, shall be subject to the condition that the mortgagee execute and deliver a Subordination. Non-Disturbance and Attornment Agreement, in such mortgagee's standard form, providing, inter alia, that as long as Tenant is not in default hereunder, Tenant's right of possession and other leasehold rights shall not be disturbed in the event of a foreclosure of such mortgage or deed of trust (subject to the commercially reasonable conditions and other limitations set forth in such standard form agreement), which Tenant agrees to promptly execute and deliver to such mortgagee.

25.    SURRENDER OF POSSESSION.

       Upon expiration of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear excepted, all to the reasonable satisfaction of Landlord. If the Premises are not surrendered in accordance with the terms of this Lease, Tenant shall indemnify Landlord and its agent, employees, independent contractors, officers, directors, partners, and shareholders against any loss or liability including reasonable attorneys' fees and costs, and including liability to succeeding tenants for any actual losses suffered, resulting from delay by Tenant in so surrendering the Premises. This indemnification shall survive termination of this Lease.

26.    NON-WAIVER.

       Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s), or any subsequent breach of the same or any other term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

27.    HOLDOVER.

       If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Lease Term, Tenant shall be deemed a tenant at sufferance, which tenancy may be terminate as provided by applicable state law. During such tenancy, Tenant agrees to pay to Landlord, each month, damages equal to one hundred fifty percent (150%) of the Rent and additional rent payable by Tenant for the last month of the Lease Term. Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises. Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of non-payment of rent in advance or the breach of any other covenant or the existence of a default, or upon expiration of the Lease Term as provided herein, in which event Tenant shall not be entitled to any notice to quit, the unusual notice to quit being hereby expressly waived.

28.    CONDEMNATION.

       If twenty percent (20%) or more of the Premises or of such portion of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain or sale under threat of condemnation by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority, and all Rent, additional rent, and other payments shall be paid to that date. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant's leasehold interest or for interference with Tenant's business. Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant's moving expenses, business interruption or taking of Tenant's personal property (not including Tenant's leasehold interest).

29.    NOTICES.

       All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be delivered personally or sent by United States certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier, to the addresses set out in Section 1.6, and to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earlier of actual receipt, refusal of delivery or on the date which is four (4) days after the date of mailing.

30.    MORTGAGEE PROTECTION.

       Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event Tenant shall not have the right to pursue any claim against Landlord, such mortgagee and/or such trust deed holder(s), including but not limited to any claim of actual or constructive eviction, so long as such remedies are being so diligently pursued.

31.    COSTS AND ATTORNEYS' FEES.

       If either party shall bring any action against the other party, arising out of this Lease, including any suit for the recovery of Rent, additional rent or other payments hereunder, or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs in such suit, at trial and on appeal and such attorneys' fees and costs shall be deemed to have accrued on the commencement of such action.

32.    BROKERS.

       Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than CB Commercial Real Estate in the negotiating or making of this Lease, and Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

33.    LANDLORD'S LIABILITY AND DEFAULT.

       Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of the Landlord are made and intended not for the purpose of binding

Landlord personally or the assets of Landlord but are made and intended to bind only the Landlord's interest in the Premises and Building, as the same may, from time to time, be encumbered and no personal liability shall at anytime be asserted or enforceable against Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease. In addition, in no event shall Landlord be in default of this Lease unless Tenant notifies Landlord of the precise nature of the alleged breach by Landlord, and Landlord fails to cure such breach within fifteen (15) days after the date of Landlord's receipt of such notice and diligently pursue to completion (provided that if the alleged breach is of such a nature that it cannot reasonably be cured within such fifteen (15) day period, then Landlord shall not be in default if Landlord commences a cure within such fifteen (15) day period and diligently thereafter prosecutes such cure to completion). In no event shall Tenant have any right to terminate this Lease by virtue of any uncured default by Landlord.

34.    ESTOPPEL CERTIFICATES.

       Tenant shall, from time to time, within ten (10) days of Landlord's written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date the Lease was executed and the date it expires; the date the Tenant entered occupancy of the Premises; the amount of Rent, additional rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specifying any such contributions that have not been received); that on this date there are no existing defenses or offset which the Tenant has against the enforcement of this Lease by the Landlord; that no Rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof); or any other matters evidencing the status of the Lease, as may be required either by a lender making a loan to landlord to be secured by a deed of trust or mortgage against the Building, or a purchaser of the Building. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant fails to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

35.    FINANCIAL STATEMENTS.

       Within fifteen (15) days after Landlord's request, Tenant shall deliver to Landlord the current financial statements of Tenant, and financial statement of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

36.    TRANSFER OF LANDLORD'S INTEREST.

       In the event of any transfer(s) of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.

37.    RIGHT TO PERFORM.

       If Tenant shall fail to pay any sum of money, other than Rent and additional rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and (except in the event of emergency in which case no grace or cure period shall be applicable or required) such failure shall continue for ten (10) days, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of default by Tenant in the payment of Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after such payment by Landlord, together with interest thereon at the maximum rate of interest permitted by law from such date to the date of payment.

38.    SUBSTITUTED PREMISES.

       Landlord shall have the right at any time, upon giving Tenant not less than thirty (30) days' notice in writing, to provide and furnish Tenant with reasonably comparable space elsewhere in the Building of approximately the same size as the Premises and to place Tenant in such space. In the event of any such relocation of Tenant, Landlord shall pay for Tenant's reasonable moving costs. Should Tenant refuse to permit Landlord to move Tenant to such new space by the end of such thirty (30) day period, Landlord in such event shall have the right to forthwith cancel and terminate this Lease. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the "Premises".

39.    SALES AND AUCTIONS.

       Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant agrees not to install any exterior lighting, amplifiers or similar devices in or about the Premises. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

40.    NO ACCESS TO ROOF.

       Tenant shall have no right of access to the roof of the Premises or the Building and shall not install, repair or replace any aerial, fan, air conditioner or other device on the roof of the Premises or the Building without the prior written consent of Landlord.

41.    SECURITY.

       Tenant hereby agrees to the exercise by Landlord and its agents and employees, within their sole discretion, of such security measures as it deems necessary for the Building.

42.    AUTHORITY OF TENANT.

       If Tenant is a corporation or partnership, each individual executing this Lease on behalf of said corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, and that this Lease is binding upon said corporation or partnership.

43.    NO ACCORD OR SATISFACTION.

       No payment by Tenant or receipt by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease.

44.    MODIFICATION FOR LENDER.

       If in connection with obtaining financing for the Building or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, or as a condition to such Lender's approval of this Lease, Tenant shall not unreasonably withhold, delay, or defer its consent to such modification provided such modifications do not materially adversely affect Tenant's rights hereunder.

45.    PARKING.

       Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building upon such terms and conditions, including the imposition of a reasonable parking charge, if the same is established by Landlord at any time during the term of this Lease.

Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate.

46.    GENERAL PROVISIONS.

       46.1 Acceptance. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

       46.2 Joint Obligation. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

       46.3 Marginal Headings, Etc. The marginal headings, Table of Contents, lease summary sheet and titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

       46.4 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located (without regard to the choice of law and/or conflict of law principles applicable in such State).

       46.5 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

       46.6 Recordation. Except to the extent otherwise required by law, neither Landlord nor Tenant shall record this Lease, but a short-form memorandum hereof may be recorded at the request of Landlord.

       46.7 Quiet Possession. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the Lease Term hereof, free from any disturbance or molestation by Landlord, or anyone claiming by, through or under Landlord, but in all events subject to all the provisions of this Lease.

       46.8 Inability to Perform. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, and Landlord's obligation shall be excused during the period in which it is unable to fulfill such obligations, if and to the extent such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

       46.9 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

       46.10 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

       46.11 Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

       46.12 Survival. All indemnities set forth in this Lease shall survive the expiration or earlier termination of this Lease.

       46.13 Consents. If any provision of this Lease subjects any action, inaction, activity or other right or obligation of Tenant to the prior consent or approval of Landlord, Landlord shall be deemed to have the right to exercise its sole and unfettered discretion in determining whether to grant or deny such consent or approval, unless the provision in question states that Landlord's consent or approval "shall not be unreasonably withheld", in which event Landlord's consent shall be subject to Landlord's sole, but reasonable, discretion.

       46.14 Saving Clause. In the event (but solely to the extent) the limitations on Landlord's liability set forth in Section 8.2 of this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage or liability arising from Landlord's omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Building appurtenant thereto or used in connection therewith and not under Tenant's exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable law. The foregoing shall not affect the application of Article 33 of this Lease to limit the assets available for execution of any claim against Landlord.

       46.15 Reservation. Nothing herein set forth shall be deemed or construed to restrict Landlord from making any modifications to any of the parking and/or common areas serving the Building and/or Premises as of the date of execution hereof, and Landlord expressly reserves the right to make any modifications to such areas as Landlord may deem appropriate, including but not limited to, the addition or deletion of temporary and/or permanent improvements therein, and/or the conversion of areas now dedicated for the non-exclusive common use of tenants (including Tenant) to the exclusive use of one (1) or more tenants or licensees within the Building.

47.    RULES AND REGULATIONS.

       Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit D, and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord and delivered to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants of the Building.

48.    LANDLORD'S LIEN.

       As security for the performance of Tenant's obligations, Tenant grants to Landlord a lien upon and a security interest in Tenant's existing or hereafter acquired personal property, inventory, furniture, fixtures, equipment and other assets which are located in the Premises or used in connection with the business to be conducted in the Premises. Tenant shall promptly execute, acknowledge and deliver to Landlord any documents submitted to Tenant evidencing or establishing such lien and security interest. Such lien shall be in addition to Landlord's rights of distraint. During any period Tenant is in default under this Lease, Tenant shall not sell, transfer or remove from the Premises such personal property, inventory, furniture, fixtures, equipment and assets. Landlord also shall, to the extent permitted by law, have (in addition to all other rights) a right of distress for rent as security for all Rent, additional rent and any other sums payable under this Lease.

49.    WAIVER OF JURY TRIAL.

       Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease, or the use and occupancy of the Premises. If Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose (and waives the right to interpose) any counterclaim in any such proceeding.

50.    "RIGHT OF FIRST REFUSAL.

Provided that Tenant is not in default under this Lease, Tenant shall have a one time right of first refusal to lease the 1.123 square feet of space adjacent to its premises on the third floor of the building (Exhibit E). Tenant's right of first refusal shall exist only at the time of the initial leasing of the adjacent space. If Tenant desires to exercise said right to lease adjacent space, the lease shall be at the same price and on the same economic terms contained in any bonafide offer to lease such space received by Landlord, which Landlord desires to accept. Upon receipt of such offer, Landlord shall notify Tenant thereof in a manner provided for herein for notice. Tenant shall have five (5) business days after receipt of such notice to elect to exercise its right of first refusal by giving Landlord written notice of Tenant's election to lease such adjacent space. If Tenant exercises its right of first refusal in the manner provided for above, then Tenant shall execute a lease for the adjacent property in accordance with the same economic terms set forth in said bonafide offer within ten (10) days of exercising its right of first refusal. Notwithstanding the foregoing, the right of first refusal shall automatically be null and void and have no further effect upon termination of the Lease. This right of first refusal is granted exclusively to Tenant and not to any assignee or sublettee of Tenant.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, in triplicate, on the day and year first above written.

                                         LANDLORD:

                                         PRINCIPAL MUTUAL LIFE INSURANCE
                                         COMPANY

                                         By: /s/ MICHAEL S. DUFFY
                                            ------------------------------------

                                         Name: Michael S. Duffy
                                              ----------------------------------

                                         Title: Assistant Director
                                                Commercial Real Estate/Equities
                                                --------------------------------


                                         TENANT:

                                         SEQUOIA IMAGING, LLC
                                         ---------------------------------------

                                         By: /s/ MARK A. WESKER
                                            ------------------------------------

                                         Name: Mark A. Wesker
                                              ----------------------------------

                                         Title: Chief Operating Officer
                                                --------------------------------

                                   EXHIBIT A

                                 BY AND BETWEEN

                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                      AND

                              SEQUOIA IMAGING LLC


                                   [GRAPHIC]

                                    EXHIBIT B

                       Declaration by Landlord and Tenant
                    As to Date of Delivery and Acceptance of
                        Possession, Commencement Date and
                              Rentable Square Feet

       Attached to and made part of the Lease dated the ___ day of___________, 1994, entered into by and between Principal Mutual Life Insurance Company, an Iowa corporation as Landlord, and Sequoia Imaging LLC, a limited liability corporation, as Tenant.

       Landlord and Tenant do hereby declare that (a) the Commencement Date is hereby established to be _______________, (b) and that the Term of the Lease shall terminate _______________ months after Lease Commencement Date and, (c) for purposes of this Lease, there are ___ Rentable Square Feet in the Demised Premises, the Tenant's Operating Expense Percentage is _____, and Tenant's Real Estate Tax Percentage is ____%. The lease is in full force and effect as of the date hereof, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date subject to any provisions of the Lease, and Tenant has no right of set-off against any rentals.

WITNESS:                                     LANDLORD:

                                             PRINCIPAL MUTUAL LIFE INSURANCE
                                             COMPANY

                                             By:
----------------------------                    --------------------------------


ATTEST OR WITNESS:                           TENANT:
(Corporate Seal)

                                             SEQUOIA IMAGING LLC

By:                                          By:
   -------------------------                    --------------------------------

                                             Title:
                                                   -----------------------------


Dated:________________, 19__

                                    EXHIBIT C

                                       TO

                                      LEASE

                                 BY AND BETWEEN

                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                       AND

                               SEQUOIA IMAGING LLC

       1. Delivery. All initial and subsequent improvements to the Premises shall be performed by Landlord in accordance with this Exhibit C and/or Section 14 of the Lease, and, except as expressly provided herein, shall be performed at Landlord's sole expense.

       2. Landlord's Work. Landlord agrees to cause the construction of all tenant improvements to the Premises substantially in accordance with the Approved Plans (as defined below), and otherwise in accordance with the terms and conditions set forth hereinafter.

       3. Plans and Specifications. Landlord and Tenant have agreed upon construction drawings and plans and specifications for the construction of the Premises as referenced in Exhibit A attached to this Lease and made a part thereof (the approved plans and specifications being hereinafter referred to as the "Approved Plans"), Landlord shall enter into a construction contract with a general contractor to construct the initial improvements within the Premises in accordance with the Approved Plans and otherwise in accordance with the terms of this Lease. Except as hereafter provided, Landlord shall be responsible for all matters that must be accomplished to complete the initial improvements, including filing plans and other required documentation with the proper governmental authorities and securing all necessary permits for the performance of any and all work required to be performed under the Approved Plans, all of which will be deemed part of Landlord's Work and, upon completion of Landlord's Work, all approvals and permits necessary for Tenant to occupy the Premises including all final inspections for Tenant's use and occupancy. The foregoing notwithstanding, Tenant will be responsible for any electrical inspection approvals associated with the installation of Tenant's fixtures and equipment post delivery.

       4.     Intentionally Omitted

       5. Change Orders. Tenant shall be allowed to make change orders to the Approved Plans provided that (i) any such proposed change order shall be submitted to Landlord and Landlord shall have five (5) business days after receipt thereof to review and approve same (provided that, in the event

Landlord does not approve all items set forth in said proposed change order, Landlord and Tenant will work together expeditiously and in a commercially reasonable manner to reach agreement on any such proposed change order), (ii) Tenant shall be obligated to pay any and all costs associated with such change order(s) ("Excess Costs"), in accordance with the terms set forth in Paragraph 7 below, and (iii) any delay caused in the performance of the Work as a result of such change order(s) (either directly or indirectly) shall constitute a Tenant Delay for purposes of Section 2 of the Lease.

       6.     Payment of Costs.

       Except as set forth in Section 5 above and Section 7, below, Landlord shall be responsible for and shall pay when due all costs associated with the preparation of plans and the performance of Landlord's Work (as specified in Exhibit "A") incurred in accordance with this Exhibit C. Tenant shall be responsible for all Excess Costs. Tenant to pay any excess costs associated with Landlord's Work on a timely basis so as to avoid the assertion of any statutory and/or common law lien against the Premises, Building or Project or otherwise shall constitute a default by Tenant and a Tenant Delay for all purposes of the Lease.

       7. General Provisions Regarding Construction. In performance of Landlord's Work in accordance with this Lease, Landlord agrees to use reasonable efforts to ensure that all such work is performed in a diligent and timely fashion. Except as specifically set forth above in this Exhibit C, the completion of the initial improvements and the acceptance of the Premises by Tenant shall be governed by the terms and conditions of Sections 2, 14, and 15 of the Lease.

                                    EXHIBIT D

                                 BY AND BETWEEN

                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                       AND

                               SEQUOIA IMAGING LLC

                          CURRENT RULES AND REGULATIONS

1. The common areas in front of Premises shall not be obstructed by the Tenant or used for any purposes other than ingress and egress from and to the Tenant's offices. The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord's judgment, would be prejudicial to the safety, peace, character or reputation of the Building or of any tenant of the Property.

2. The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by the Tenant.

3. No skylight, window, door or transom of the Building shall be covered or obstructed by the Tenant, and no window shade, blind curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by the landlord except for the existing blinds. If the Landlord has installed or hereafter installs any shade, blind or curtain in the premises, the Tenant shall not remove it without first obtaining the Landlord's written consent hereto.

4. No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the premises which may be seen from outside the Building, or on any window, window space or other part of the exterior or interior of the Building, unless first approved in writing by the Landlord. Names on suite entrances shall be provided by and only by the Landlord and at the Landlord's expense, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by the Landlord, such consent not to be unreasonably withheld. The Tenant shall not erect any stand, booth or showcase or other article or matter in or upon the premises and/or the Building without first obtaining the Landlord's written consent thereto, such consent not to be unreasonably withheld.

5. The Tenant shall not place any additional lock upon the door within the premises or elsewhere upon the Property without Landlord's written consent, and shall surrender all keys or all such locks at the end of the Term. The Landlord shall provide the Tenant with one set of keys to the premises when the Tenant assumes possession thereof.

6. The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Property. The Tenant shall not keep anywhere within the Property any matter having an offensive odor, or any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. No bird, fish or other animal shall be brought into or kept in or about the premises.

7. If the Tenant desires to install signalling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the premises, the Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted. The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Building or the premises, (b) to require compliance with such reasonable rules as the Landlord may establish relating thereto, and (c) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere required by the Landlord, with the number of the office to which such wire leads and the purpose for which it is used, together with the names of the Tenant or other concern, if any, operating or using it.

8.     The Tenant shall have access to the premises at all reasonable times.
The Landlord shall in no event be responsible for admitting or excluding any person from the premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Building to protect the safety of occupants of the Property, or any property within the Property.

9. Tenant and its employees, agents and invitees, shall observe and comply with the driving and parking signs and markers on the premises surrounding the Building.

10. The Landlord shall have the right to rescind, suspend or modify the Rules and Regulations and to promulgate such other Rules or Regulations as, in the Landlord's reasonable judgment, are from time to time needed for the safety, care maintenance, operation and cleanliness of the Building, or for the preservation of good order therein. Upon the Tenant's having been given notice of the taking of any such action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which the Tenant's lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such lease).

11. The use of any room within the Building as sleeping quarters is strictly prohibited at all times.

12. Legal holidays are hereby defined as New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. On Martin Luther King's Birthday, Veterans Day, Washington's Birthday and Columbus Day, HVAC will be provided from 8:00 am to 2:00 pm.

13. Landlord shall use reasonable effort to equitably enforce the Rules and Regulations; however, nothing in these Rules and Regulations shall give any Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such nonenforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant person.

                                   EXHIBIT E

                                 BY AND BETWEEN

                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                      AND

                              SEQUOIA IMAGING LLC

                                   [GRAPHIC]